EXHIBIT 99.4

Agreement and Plan of Reorganization
between American Liberty Petroleum Corp., Avant Diagnostics, Inc., and Avant Acquisition Corp.

AGREEMENT AND PLAN OF REORGANIZATION

among

American Liberty Petroleum Corp.

(a Nevada corporation)

AVANT ACQUISITION CORP.

(a Nevada corporation)

AVANT DIAGNOSTICS, INC.

a Nevada corporation

and

THE STOCKHOLDERS OF AVANT DIAGNOSTICS, INC.

DATED AS OF DECEMBER 29, 2014

Exhibit A - Certificates to be Exchanged

Exhibit B – Form of Officer’s Certificate of American Liberty Concerning Accuracy

Exhibit C – Form of Officer’s Certificate of Avant Concerning Accuracy

Exhibit D – Form of Transmittal Letter

Exhibit E – Form of Opinion of American Liberty’s Counsel

Exhibit F – Form of Opinion of Avant’s Counsel

Exhibit G – Form of Option Agreements

Exhibit H – Form of Cross Receipt

Exhibit I – Form of Convertible Script

Schedule 3

Schedule 4

AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (“Reorganization Agreement”) is entered into as of December 29, 2014, by and among American Liberty Petroleum Corp., a Nevada corporation (“American Liberty”), Avant Acquisition Corp., a Nevada corporation and a wholly owned subsidiary of American Liberty (“Merger Sub”), Avant Diagnostics, Inc., a Nevada corporation (“Avant”), and the stockholders of Avant are referred to as the (“Avant Stockholders”). American Liberty, Merger Sub, Avant and Avant Stockholders are referred to collectively herein as the “Parties.”

R E C I T A L S:

A. Merger Sub, upon the terms and subject to the conditions of this Reorganization Agreement and in accordance with the applicable sections of the Nevada Revised Statutes (“Nevada Law”) will merge with and into Avant (the “Merger”).

B. The Board of Directors of American Liberty and sole shareholder of Merger Sub, have determined that the terms, conditions and transactions contemplated hereby are in the best interests of American Liberty and Merger Sub and have approved and adopted this Reorganization Agreement and in accordance with the applicable sections of Nevada Law (as defined below).

C. For federal income tax purposes, it is intended that the Reorganization will qualify as a tax-free reorganization under the provisions of Section 368(a)(2)(E) of the Code (as defined below).

D. Simultaneously with the Merger, without any action on the part of the Shareholders, their Avant shares will be exchanged for shares of American Liberty Common Stock.

E. Simultaneously with the Merger, without any action on the part of the option holders, their Avant options will be exchanged for options of American Liberty Options with identical terms.

F. The number of authorized and unissued shares of American Liberty is not sufficient to consummate the Reorganization Agreement in accordance with the terms. Therefore, the American Liberty Common Stock, as defined, will be represented by script that automatically converts to American Liberty Common Stock on the effective date of the action that creates sufficient shares for such conversion.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

ARTICLE 1

DEFINITIONS

“Acquisition Proposal” has the meaning set forth in Section 5.06.

“Affiliate” has the meaning set forth in Rule 501 of Regulation D promulgated under the Securities Act.

“Affiliated Group” means any affiliated group within the meaning of Code Section 1504 or any similar group defined under a similar provision of state, local, or foreign law.

“American Liberty” has the meaning set forth in the preface to this Reorganization Agreement.

“American Liberty Balance Sheet” has the meaning set forth in Section 4.07(c).

“American Liberty Common Stock” means the convertible script that is convertible to common stock, par value $.00001 per share, of American Liberty in the form of Exhibit I.

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“American Liberty Disclosure Schedule” has the meaning set forth in Article 4.

“Avant” has the meaning set forth in the preface to this Reorganization Agreement.

“Avant Balance Sheet” has the meaning set forth in Section 3.07(c).

“Avant Common Stock” means the common stock, par value $.001 per share, of Avant.

“Avant Confidential Information” means any information concerning the businesses and affairs of Avant or Avant Sub that is not already generally available to the public.

“Avant Damages” has the meaning set forth in Section 9.16(a).

“Avant Disclosure Schedule” has the meaning set forth in Article 3.

“Avant Indemnified Persons” has the meaning set forth in 9.16 “Avant Capital Stock” has the meaning set forth in Section 2.06(a).

“Avant Most Recent Financial Statements” has the meaning set forth in Section 3.07(b).

“Avant Confidential Information” means any information concerning the businesses and affairs of Avant that is not already generally available to the public.

“Avant Damages” has the meaning set forth in Section 9.16(a).

“Avant Indemnified Persons” has the meaning set forth in Section 9.16(a).

“Avant Capital Stock” has the meaning set forth in Section 2.06(a).

“Avant Most Recent Financial Statements” has the meaning set forth in Section 3.07(b).

“Best Efforts” means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible, provided, however, that an obligation to use Best Efforts under this Reorganization Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person from this Agreement and the Reorganization.

“Business Day” means a day of the year in which banks are not required or authorized to be closed in the City of Houston, Texas.

“CERCLA” means the United States Comprehensive Environmental Response, Compensation, and Liability Act.

“Certificates” has the meaning set forth in Section 2.07(a).

“Cleanup” means any investigative, monitoring, cleanup, removal, containment or other remedial or response action required by any Environmental Law or Occupational Safety and Health Law. The terms “removal,” “remedial,” and “response action” include the types of activities covered by CERCLA.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” has the meaning set forth in Section 2.02.

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“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means any information concerning the businesses and affairs of Avant that is not already generally available to the public.

“Contravention” means an act or omission that would “Contravene” something if, as the context requires:

(i) the act or omission would conflict with it, violate it, and result in a breach or violation of or failure to comply with it, or constitute a default under it;

(ii) the act or omission would give any Governmental Body or other Person the right to challenge, revoke, withdraw, suspend, cancel, terminate, or modify it, to exercise any remedy or obtain any relief under it, or to declare a default or accelerate the maturity of any obligation under it; or

(iii) the act or omission would result in the creation of an Encumbrance on the stock or assets of the subject company.

“Controlled Group of Corporations” has the meaning set forth in Code Section 1563.

“Convertible Script” means the script that is convertible to common stock, par value $.00001 per share, of American Liberty in the form of Exhibit I.

“Cross Receipt” has the meaning set forth in Section 2.11(c).

“Deferred Intercompany Transaction” has the meaning set forth in Code Regulation Section 1.1502-13.

“Dissenting Shares” has the meaning set forth in Section 2.09.

“Effective Time” means the Effective Time of the Merger as defined in Section 2.02.

“Employee Benefit Plan” means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan, cafeteria plan as defined in Section 125 of the Code, or material fringe benefit plan or program.

“Employee Pension Benefit Plan” has the meaning set forth in ERISA Section 3(2).

“Employee Welfare Benefit Plan” has the meaning set forth in ERISA Section 3(1).

“Encumbrance” means any charge, claim, mortgage, servitude, easement, right of way, community or other marital property interest, covenant, equitable interest, lien, option, pledge, security interest, preference, priority, right of first refusal, or similar restriction.

“Environment” means soil, land surface or subsurface strata, surface waters (including navigable water and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other similar medium or natural resource.

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“Environmental, Health, and Safety Liabilities” means any cost, damages, expense, Liability, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

(i) any environmental, health, or safety matter or condition (including on-site or off-site contamination, occupational safety and health, and regulation of any chemical substance or product);

(ii) any fine, penalty, judgment, award, settlement, proceeding, damages, loss, claim, demand and response, investigative, monitoring, remedial, or inspection cost or expense arising under Environmental Law or Occupational Safety and Health Law;

(iii) financial responsibility under any Environmental Law or Occupational Safety and Health Law for Cleanup costs or corrective action, (whether or not such Cleanup has been required or requested by any Governmental Body or other Person) and for any natural resource damage; or

(iv) any other compliance, corrective, or remedial measures required under any Environmental Law or Occupational Safety and Health Law.

“Environmental Law” means CERCLA and any other Legal Requirement that requires or relates to:

(i) advising appropriate Governmental Bodies, employees, or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

(ii) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

(iii) reducing the quantities, preventing the Release, or minimizing the hazardous characteristics of wastes that are generated;

(iv) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(v) protecting resources, species, or ecological amenities;

(vi) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

(vii) Cleanup of pollutants that have been Released, preventing the threat of Release, or paying the costs of such Cleanup or prevention; or

(viii) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Facility” means any Real Property or tangible personal property interest owned or operated by Avant or American Liberty or their respective Subsidiaries.

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“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Body” means any:

(i) nation, region, state, county, city, town, village, district, or other jurisdiction;

(ii) federal, state, local, municipal, foreign or other government;

(iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, or other entity and any court or other tribunal);

(iv) multinational organization;

(v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory, or taxing authority or power of any nature; and

(vi) official of any of the foregoing.

“Hazardous Activity” means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from any of the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to individuals or property on or off the Facilities, or that may affect the value of any of the Facilities of Avant or American Liberty and its Subsidiaries.

“Hazardous Materials” means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefore and asbestos or asbestos-containing materials.

“Including” has the meaning set forth in Section 9.12.

“Income Taxes” means all income and profits Taxes, capital taxes, franchise taxes and similar Taxes based on income, profits or capital (including any Taxes in lieu of such income or profits Taxes) imposed by any Federal, state, local or foreign governmental agency, whether in the form of assessments in the nature of Taxes or otherwise, together with all interest, penalties and additions imposed with respect to (a) such Taxes or (b) the late filing or no filing of returns relating to such Taxes.

“Information Statement” has the meaning set forth in Section 3.17.

“Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

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“Knowledge” an individual will be deemed to have “Knowledge” of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

“Legal Requirement” means any constitution, law, statute, treaty, rule, regulation, ordinance, binding case law or principle of common law, notice, approval or Order of any Governmental Body, and any contract with any Governmental Body relating to compliance with any of the foregoing.

“Merger” has the meaning set forth in the Recitals above.

“Merger Consideration” has the meaning set forth in Section 2.06(b).

“Merger Sub” has the meaning set forth in the preface above.

“Multiemployer Plan” has the meaning set forth in ERISA Section 3(37).

“Occupational Safety and Health Law” means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

“Ordinary Course of Business” means any course of business, transaction or undertaking that, when consummated or undertaken, will not create a material adverse effect upon consummation of the transactions contemplated by the Reorganization Agreement.

“Outside Date” has the meaning set forth in Section 8.01(b).

“Outstanding Avant Capital Stock” means all Avant Capital Stock issued and outstanding immediately prior to the Effective Time.

“Parties” has the meaning set forth in the preface above.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

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“Real Property” means all real property of Avant or American Liberty and their respective Subsidiaries, including all parcels and tracts of land in which Avant or American Liberty and their respective Subsidiaries has a fee simple estate or a leasehold estate, and all improvements, easements and appurtenances thereto.

“Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

“Reorganization” means, collectively, the Merger and corporate name change.

“Reorganization Agreement” has the meaning set forth in the preface above.

“Reportable Event” has the meaning set forth in ERISA Section 4043.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 4.07(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic’s, materialmen’s, and similar liens, (b) liens for Taxes not yet due and payable, and (c) purchase money liens and liens securing rental payments under capital lease arrangements.

“Stockholders” has the meaning set forth in the Recitals above.

“Subsidiary” means any corporation or other organization with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or equity interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or other managing members.

“Surviving Company” has the meaning set forth in Section 2.01.

“Taxes” shall mean all excise, real and personal property, sales, use, customs duties, payroll, withholding, capital or franchise (based on capital and/or activity), estimated and other taxes, including Income Taxes, imposed by a federal, state, local or foreign governmental agency, whether in the form of assessments which are in the nature of Taxes or otherwise, together with all interest, penalties and additions imposed with respect to such amounts.

“Tax Returns” means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any Party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

“Threatened” means an action or matter would be considered to have been “Threatened” if a demand or statement has been made (whether orally or in writing) or a notice has been given (whether orally or in writing), or any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such action or matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

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ARTICLE 2

THE REORGANIZATION

Section 2.01. Basic Merger Transaction. Upon the terms and subject to the conditions set forth in this Reorganization Agreement and in accordance with applicable Nevada Law, at the Effective Time, Merger Sub shall be merged with and into Avant. As set forth in Sections 2.06 and 2.07 hereunder, simultaneously with the Merger, the Avant Common Stock will be automatically converted to shares of American Liberty Common Stock. As a result of the Merger, all of the outstanding capital stock of Merger Sub and Avant Common Stock shall be converted or canceled in the manner provided in Section 2.06 of this Reorganization Agreement, the separate existence of Merger Sub shall cease and Avant will be the surviving corporation in the Merger.

Section 2.02. Effective Time; Closing. As promptly as practicable after Closing (defined below), and in no event later than the first Business Day following the satisfaction or, if permissible, waiver of the conditions set forth in Article 7 (or such other date as may be agreed in writing by each of the Parties), the Parties shall cause the Nevada Merger to be consummated by causing a certificate of merger (the “Nevada Certificate of Merger”) to become effective after filing with the Secretary of State of the State of Nevada(the “Nevada Secretary”) in such form as is required by, and executed in accordance with the relevant provisions of, Nevada Law. The term “Effective Time” means the date and time of the effective date specified in of the Nevada Certificate of Merger filed with the Nevada Secretary. Immediately prior to the effective time, a closing (the “Closing”) will be held at the Houston, Texas offices of Sonfield & Sonfield at 9:00 a.m., local time, on the first Business Day after the date on which the last of the conditions to Closing set forth in Article 7 hereof (other than conditions to be satisfied at the Closing) are fulfilled or waived by the appropriate Party, as the case may be (or such other time, date or place as the Parties may agree) (the “Closing Date”).

Section 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Nevada Law.

Section 2.04. Certificate of Incorporation and Bylaws. At the Effective Time, the articles of incorporation and bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Company, until thereafter amended as provided therein or by applicable law.

Section 2.05. Directors and Officers. At the Effective Time, the officers of Avant shall continue as the officers of the Surviving Company, to hold the office or position presently held with Avant and shall be added as officers and directors of American Liberty to hold office in accordance with the articles of incorporation and bylaws of American Liberty until a successor is elected or appointed and has qualified or until the earliest of such director’s death, resignation, removal or disqualification, or as otherwise provided in the bylaws of American Liberty.

Section 2.06. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Avant Stockholders, Merger Sub or Avant:

(a) The Avant Stockholders interest in Avant (the “Avant Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the number of fully paid, non-assessable shares of American Liberty Common Stock issuable to the Persons set out in Exhibit A hereto (the “Exchange Ratio”).

(b) Shares of American Liberty Common Stock to be issued to holders of Avant Common Stock pursuant to Section 2.06(a) are referred to as the “Merger Consideration.” If between the date of this Reorganization Agreement and the Effective Time, any Avant Common Stock held by a American Liberty stockholder shall be transferred to American Liberty and the Merger Consideration shall be correspondingly adjusted to the extent appropriate to reflect such transfer of shares.

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(c) In any event, if between the date of this Reorganization Agreement and the Effective Time, the outstanding shares of American Liberty Common Stock or Avant Common Stock shall have been changed into a different number of shares or interests or a different class, by reason of any declared or completed dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or interests, the Merger Consideration shall be correspondingly adjusted to the extent appropriate to reflect such dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. Upon surrender of the Avant Common Stock in accordance with Section 2.07, such holder of Avant Common Stock shall be entitled to receive the Merger Consideration.

(d) From and after the Effective Time, all Avant Capital Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and all writings previously representing any such interests shall thereafter represent the right to receive the Merger Consideration into which such Avant Capital Stock were converted in the Merger upon surrender of the certificate(s) representing such interests in accordance with Section 2.07.

(e) Any Avant Capital Stock owned by Avant, American Liberty Merger Sub or any direct or indirect wholly owned subsidiary of Avant immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

(f) Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of capital stock of the Surviving Company at the Effective Time, and the Surviving Company thereafter shall not have other equity securities.

(g) In addition to the shares of American Liberty Common Stock to be issued to holders of Avant Common Stock pursuant to Section 2.06(a), American Liberty will issue the number of options to purchase shares of common stock shown on Exhibit A substantially in the form attached as Exhibit G.

Section 2.07. Exchange of Certificates.

(a) At the Closing, each holder of record of a certificate or certificates (the “Certificates”) which immediately prior to the Effective Time represented Outstanding Avant Capital Stock shall tender such Certificates to American Liberty or its designated transfer or exchange agent along with a completed and executed transmittal letter substantially in the form of Exhibit D (“Transmittal Letter”), along with such other documents as American Liberty may reasonably request, including a stock power. Upon surrender of a Certificate for cancellation to American Liberty together with a completed and executed Transmittal Letter and such duly executed documents as may be required, the holder of such Certificate shall be entitled to receive in exchange therefore the Merger Consideration which such holder has the right to receive in respect of American Liberty Capital Stock formerly represented by such Certificates, together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.07(b). The surrendered Certificates shall then be marked canceled. In the event of a transfer of ownership of Avant Capital Stock which is not registered in the transfer records of Avant and, the Merger Consideration may be paid in accordance with Article 2 to the transferee if the Certificates representing such shares of Avant Capital Stock are presented to American Liberty, accompanied by a completed and executed Transmittal Letter along with all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.07(a), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the Merger Consideration, and any dividends or other distributions to which such holder is entitled pursuant to Section 2.07(b). No interest shall be paid on the Merger Consideration.

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(b) No dividends or other distributions declared or made after the Effective Time with respect to American Liberty Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Common Stock evidenced thereby until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of such Certificate, in addition to the shares of American Liberty Common Stock as provided in Section 2.07(a), without interest, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the whole shares of Avant Common Stock evidenced by such Certificate.

(c) The Merger Consideration issued or paid upon conversion of the Outstanding Avant Capital Stock in accordance with the terms hereof (including any cash paid or other distributions pursuant to Sections 2.07(b) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such Avant Capital Stock.

(d) Neither American Liberty nor the Surviving Company shall be liable to Avant and for any Merger Consideration (or dividends or distributions with respect thereto) which remains undistributed to the holders of Avant Capital Stock for one year after the Effective Time and is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(e) If the representation of ownership of any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Avant Stockholder claiming such Certificate to be lost, stolen or destroyed and, if required by Avant, the posting by such Avant Stockholder of a bond in such reasonable amount as Avant may direct as indemnity against any claim that may be made against it with respect to such Avant Certificate, American Liberty will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, and unpaid dividends and distributions on the Merger Consideration deliverable in respect thereof pursuant to this Reorganization Agreement.

(f) No certificates or script evidencing fractional shares of American Liberty Common Stock shall be issued upon the surrender for exchange of Certificates, but in lieu thereof each equity holder of Avant and who would otherwise be entitled to receive a fraction of a share of American Liberty Common Stock, after aggregating all fractional shares of Avant Common Stock which such holder would be entitled to receive under Section 2.06, shall receive the next larger number of whole shares of American Liberty Common Stock to which such holder would otherwise be entitled.

Section 2.08. Stockholder Transfer Books. At the Effective Time, the stockholders transfer books of Avant and shall be closed and there shall be no further registration of transfers of Avant Capital Stock thereafter on the records of Avant. On or after the Effective Time, any Certificates presented to American Liberty for any reason shall be converted into the Merger Consideration, and any dividends or other distributions to which they are entitled pursuant to Section 2.07(b) in accordance with the terms of this Reorganization Agreement.

Section 2.09. Dissenting Stockholders. Avant Capital Stock that have not been voted for adoption of the merger and with respect to which dissenter’s rights have been properly demanded in accordance with Nevada Law (“Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such shares withdraws his demand for dissenter’s rights or becomes ineligible of dissenter’s rights. If a holder of Dissenting Shares withdraws his demand for dissenter’s rights or becomes ineligible of dissenter’s rights, then, as of the Effective Time or the occurrence of such event, whichever later occurs such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration.

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Section 2.10. Stock Options. At the Effective Time, each then outstanding option to purchase Avant Common Stock listed on Exhibit A, shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be converted to options of American Liberty.

Section 2.11. Additional Covenants and Agreements.

(a) The parties will cause to be executed and filed and recorded any document or documents prescribed by Nevada Law that they will cause to be performed all necessary acts within the State of Nevada and elsewhere to effectuate the merger herein provided for.

(b) Avant will appoint the officers and directors, each acting alone, as its true and lawful attorneys in fact to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Reorganization Agreement.

(c) Upon completion of the exchange of Certificates as provided in Section 2.07, Stockholders and American Liberty will execute and deliver a cross receipt substantially in the form of Exhibit H hereto.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF AVANT AND STOCKHOLDERS

Avant and Stockholders represent and warrant to American Liberty that, to their respective Knowledge, the statements contained in this Article 3 are correct and complete in all material respects as of the date of this Reorganization Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Reorganization Agreement throughout this Article 3), except as set forth in the disclosure schedule delivered by Avant to American Liberty on the date hereof and initialed by the Parties (the “Avant Disclosure Schedule”). Any disclosure in Avant Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, if Avant Disclosure Schedule identifies the exception with reasonable particularity, describes the relevant facts in reasonable detail and identifies the subsection of this Article 3 to which the exception applies. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). Avant Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 3.

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Section 3.01. Organization, Qualification and Corporate Power. Avant is a corporation duly organized, validly existing, and in good standing under Nevada Law. Avant is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Avant has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged, to own and use the properties owned and used by it and to execute and deliver this Reorganization Agreement and to perform its obligations hereunder and to consummate the Merger and the transactions contemplated thereby. Section 3.01 of Avant Disclosure Schedule lists the directors and officers of Avant. Except as set forth on Section 3.01 of Avant Disclosure Schedule, each of Avant does not have and never has had any equity or ownership interests in any corporation, partnership, joint venture, limited liability company or other legal entity. The execution and delivery of this Reorganization Agreement and the other agreements, documents and instruments executed in connection herewith to which Avant are a party and the consummation by Avant of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Avant are necessary to authorize this Reorganization Agreement or such other agreements, documents and instruments or to consummate the Mergers and the transactions contemplated thereby (other than the filing and recordation of the Nevada Certificate of Merger with the Nevada Secretary as required by Nevada Law. The Reorganization Agreement and the other agreements, documents and instruments executed in connection herewith to which Avant are a party has been duly and validly executed and delivered by Avant and constitute a legal, valid and binding obligation of Avant, enforceable against Avant in accordance with their respective terms. The minute books (containing the records of meetings of the directors and any committees of Avant) and the corporate record books of each of Avant are correct and complete. Avant is not in default under or in violation of any provision of its articles of incorporation and bylaws.

Section 3.02. No contravention. Except as set out on Section 3.02 of Avant Disclosure Schedule, neither the execution and the delivery of this Reorganization Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Avant is subject or any provision of its articles of incorporation or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Avant is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of Avant needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Reorganization Agreement, other than the filing and recordation of the Nevada Certificate of Merger with the Nevada Secretary.

Section 3.03. Capitalization. Section 3.03 of Avant Disclosure Schedule sets out the outstanding shares of capital stock of Avant. All of the issued and Outstanding Avant Capital Stock have been duly authorized, are validly issued, fully paid, and nonassessable. Except as set forth in Section 3.03(a) of Avant Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Avant to issue, sell, or otherwise cause to become outstanding any of its Avant Capital Stock. Other than the Outstanding Avant Capital Stock, there is no outstanding or authorized appreciation, profit participation, or similar rights with respect to Avant. Except as set forth in Section 3.03(b) of Avant Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the Avant Capital Stock of Avant. Section 3.03(a) of Avant Disclosure Schedule shall set forth the date of grant, exercise price, number of Avant Capital Stock exercisable for and the expiration date for each outstanding option, warrant and other convertible security of Avant. Section 3.03(c) of Avant Disclosure Schedule shall set forth each outstanding option, warrant and other convertible security of Avant that is subject to registration rights.

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Section 3.04. Brokers’ Fees. None of Avant or Stockholders has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Reorganization Agreement.

Section 3.05. Title to Assets. Except as set forth in Section 3.05 of Avant Disclosure Schedule, Avant have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on Avant Balance Sheet (as defined in Section 3.07) or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of Avant Balance Sheet.

Section 3.06. Subsidiaries. Section 3.06 of Avant Disclosure Schedule sets forth for each Subsidiary of Avant (i) its name and jurisdiction of organization, (ii) the description of its equity interests, and (iii) the number of issued and outstanding equity interests, the names of the holders thereof, and the amount of equity interests held by each such holder.

Section 3.07. Financial Statements.

(a) The Avant audited financial Statements (including, in each case, any notes thereto) (i) are in accordance with the books and records of Avant; (ii) present fairly and accurately the financial condition of Avant, as of the dates of the balance sheets; (iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) present fairly and accurately the changes in shareholder’s equity and cash flows for the periods covered by such statements; (v) have been prepared in accordance with GAAP applied on a consistent basis; and (vi) include all adjustments (consisting of only normal recurring accruals) which are necessary for a fair presentation of the financial condition of Avant, and of the results of operations of Avant for the periods covered by such statements, and fairly present the financial position, results of operations and changes in shareholder’s equity and cash flows of Avant and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods indicated therein.

(b) The audited balance sheet and statement of income and cash flow (“Avant Most Recent Financial Statements”) as of and for the year ended September 30, 2014 and September 30, 2013 for Avant have been prepared in accordance with GAAP applied on a consistent basis and present fairly the financial condition of Avant as of such dates and the results of operations of Avant for such periods.

(c) Except to the extent set forth on the audited consolidated balance sheet of Avant as of September 30, 2014 and September 30, 2013, including the notes to the audited financial statements of which such balance sheet is a part, for the year ended September 30, 2014 and September 30, 2013 (the “Avant Balance Sheet”), Avant has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles applied on a consistent basis.

(d) Except as set forth herein or in Section 3.07 of Avant Disclosure Schedule, since December 31, 2012, there has not been any material adverse change in the financial condition of Avant.

Section 3.08. Undisclosed Liabilities. Except as set forth in Section 3.08 of Avant Disclosure Schedule, none of Avant have any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any liability, except for liabilities set forth on the face of Avant Balance Sheet (rather than in any notes thereto).

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Section 3.09. Legal Compliance. Except as set forth herein or in Section 3.09 of Avant Disclosure Schedule each of Avant and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), including all import and export laws relating to its products and business and the payment of all customs duties or other official charges incurred, due or owed by Avant and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

Section 3.10. Real Property. Except as set forth in Section 3.10 of Avant Disclosure Schedule, Avant owns good and defensible title to all real property used in the operation of its business.

Section 3.11. Tangible Assets. The tangible assets that Avant own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and is suitable for the purpose for which it presently is used.

Section 3.12. Intentionally Omitted.

Section 3.13. Employees. None of Avant is a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. None of Avant have committed any material unfair labor practice. None of Avant or management of Avant has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Avant.

Section 3.14. Guaranties. None of Avant is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

Section 3.15. Certain Business Practices. Avant and, to the knowledge of Avant and each director, officer, authorized agent or employee of Avant have not, directly or indirectly, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) made any other unlawful payment, (d) violated any of the provisions of Section 999 of the Code or Section 8 of the Export Administration Act, as amended, or (e) established or maintained any fund or asset that has not been recorded in the books and records of Avant.

Section 3.16. Parachute Payments. Avant has not entered into any agreement that would result in the making of “parachute payments,” as defined in Section 280G of the Code, to any Person.

Section 3.17. Information Statement. The information supplied or to be supplied by or on behalf of Avant for inclusion or incorporated by reference in any Avant information statement that may be required pursuant to Regulation 14C pursuant to Section 14(c) of the Exchange Act, in definitive form (the “Information Statement”), will not, at the date mailed to the Avant stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement, insofar as it relates to Avant, will comply as to form in all material respects with the applicable provisions of the Exchange Act and rules and regulations thereunder.

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Section 3.18. Environment, Health, and Safety.

(a) Avant is, and at all times has been, in full compliance with, and has not been and is not in Contravention of or liable under, any Environmental Law or Occupational Safety and Health Law. None of Avant has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible received, any actual or Threatened Order, notice, or other communication from (i) any Governmental Body or other Person acting in the public interest, or (ii) the current or prior owner or operator of any Facility, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal, or mixed) in which any of Avant has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Avant or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(b) There are no pending or Threatened, claims, Encumbrances or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law or Occupational Safety and Health Law, with respect to or affecting any Facilities or any other properties and assets (whether real, personal, or mixed) in which any of Avant has or had an interest.

(c) None of Avant has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any actual, alleged, possible or potential Contravention of or failure to comply with any Environmental Law or Occupational Safety and Health Law, or of any actual, alleged, possible or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal, or mixed) in which any of Avant had an interest, or with respect to any property or facility to or by which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by any of Avant or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received. Neither Avant nor any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to any Facility or with respect to any other property or asset (whether real, personal, or mixed) in which any of Avant (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining any Facility or any such other property or asset.

(d) There has been no Release or, to Avant’s Knowledge, Threat of Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any Facility, or from any other property or asset (whether real, personal, or mixed) in which any of Avant has or had an interest, or any geologically or hydrologically adjoining property, whether by any of Avant or any other Person.

(e) Avant has delivered to American Liberty true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any of Avant pertaining to Hazardous Materials or Hazardous Activities in, on, or under any Facilities, or concerning compliance by any of Avant or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF AMERICAN LIBERTY

American Liberty represents and warrants to Avant that, to its Knowledge, the statements contained in this Article 4 are correct and complete in all material respects as of the date of this Reorganization Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Reorganization Agreement throughout this Article 4), except as set forth in the disclosure schedule delivered by American Liberty to Avant on the date hereof and initialed by the Parties (the “American Liberty Disclosure Schedule”). Any disclosure in the American Liberty Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, if the American Liberty Disclosure Schedule identifies the exception with reasonable particularity, describes the relevant facts in reasonable detail and identifies the subsection of this Article 4 to which the exception applies. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The American Liberty Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article.

Section 4.01. Organization, Qualification, and Corporate Power. American Liberty is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. American Liberty is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. American Liberty has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged, to own and use the properties owned and used by it and to execute and deliver this Reorganization Agreement and to perform its obligations hereunder and to consummate the Merger and the transactions contemplated thereby. Section 4.01 of the American Liberty Disclosure Schedule lists the directors and officers of American Liberty. Except as set forth on Section 4.01 of the American Liberty Disclosure Schedule, American Liberty does not have and never has had any equity or ownership interests in any corporation, partnership, joint venture, limited liability company or other legal entity. The execution and delivery of this Reorganization Agreement by American Liberty and the other agreements, documents and instruments executed in connection herewith to which American Liberty is a party and the consummation by American Liberty of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of American Liberty are necessary to authorize this Reorganization Agreement or such other agreements, documents and instruments or to consummate the Merger and the transactions contemplated thereby (other than the filing and recordation of the Nevada Certificate of Merger with the Nevada Secretary by Merger Sub as required by Nevada Law). The Reorganization Agreement and the other agreements, documents and instruments executed in connection herewith to which American Liberty is a party has been duly and validly executed and delivered by American Liberty and constitute a legal, valid and binding obligation of American Liberty, enforceable against American Liberty in accordance with their respective terms. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of American Liberty are correct and complete. American Liberty is not in default under or in violation of any provision of its charter or bylaws.

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Section 4.02. Capitalization. Section 4.02 of the American Liberty Disclosure Schedule lists the outstanding warrants or options to purchase common stock of American Liberty and reflects, as of the Effective Time, the capitalization of American Liberty including: (i) the number of authorized shares of American Liberty Common Stock, (ii) the number of issued and outstanding shares of American Liberty Common Stock, (iii) the number of authorized shares of American Liberty Preferred Stock, (iv) the number and designation of issued and outstanding shares of American Liberty Preferred Stock, (v) the date of grant, exercise price, number of shares of American Liberty Common Stock exercisable for and the expiration date for each outstanding option, warrant and other convertible security of American Liberty, (vi) outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require American Liberty to issue, sell, or otherwise cause to become outstanding any of its capital stock, (vii) each outstanding option, warrant and other convertible security of American Liberty, (viii) outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights. No American Liberty Common Stock shares were held in treasury. All of the issued and outstanding shares of American Liberty Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of American Liberty.

Section 4.03. Noncontravention. Neither the execution and the delivery of this Reorganization Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which American Liberty is subject or any provision of the charter or bylaws of American Liberty or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which American Liberty is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). American Liberty needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Reorganization Agreement, other than the filing and recordation of the Nevada Certificate of Merger with the Nevada Secretary.

Section 4.04. Brokers’ Fees. Except as set forth in Section 4.04 of the American Liberty Disclosure Schedule, American Liberty has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Reorganization Agreement.

Section 4.05. Title to Assets. American Liberty have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the American Liberty Balance Sheet (as defined in Section 4.07) or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the American Liberty Balance Sheet.

Section 4.06. Subsidiaries. Section 4.06 of the American Liberty Disclosure Schedule sets forth for each Subsidiary of American Liberty (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of American Liberty have been duly authorized and are validly issued, fully paid, and nonassessable. American Liberty holds of record and owns beneficially all of the outstanding shares of each Subsidiary of American Liberty, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There is no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to American Liberty. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of American Liberty. American Liberty does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of American Liberty.

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Section 4.07. SEC Filings; Financial Statements.

(a) American Liberty has timely filed all forms, reports, statements and documents (collectively, the “SEC Reports”) required to be filed by it within the past twelve months with the SEC. The SEC Reports, after giving effect to any amendments thereto, (i) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of American Liberty is currently required to file any form, report or other document with the SEC.

(b) Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports (i) are in accordance with the books and records of American Liberty; (ii) present fairly and accurately the financial condition of American Liberty, as of the dates of the balance sheets; (iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) present fairly and accurately the changes in stockholders’ equity and cash flows for the periods covered by such statements; (v) have been prepared in accordance with GAAP applied on a consistent basis; (vi) include all adjustments (consisting of only normal recurring accruals which are necessary for a fair presentation of the financial condition of American Liberty, and of the results of operations of American Liberty for the periods covered by such statements; and (vii) fully comply with all requirements of SEC Regulation S-K and all applicable securities laws, and each fairly presented the financial position, results of operations and changes in stockholders’ equity and cash flows of American Liberty and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods indicated therein.

(c) Except to the extent set forth on the audited consolidated balance sheet of American Liberty as of October 31, 2013, including the notes to the audited financial statements of which such balance sheet is a part and which is included in American Liberty’s Form 10-K for the year ended October 31, 2013 (the “American Liberty Balance Sheet”), and any subsequent quarterly filings on Form 10-K neither American Liberty nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles applied on a consistent basis.

(d) American Liberty has heretofore made available to Avant, true, complete and correct copies of all amendments and modifications (if any) that have not been filed by American Liberty with the SEC to all agreements, documents and other instruments that previously had been filed by American Liberty as exhibits to the SEC Reports and are currently in effect.

Section 4.08. Absence of Certain Changes or Events. Since October 31, 2012, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of American Liberty. Without limiting the generality of the foregoing, since that date:

(a) American Liberty has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

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(b) American Liberty has not entered into any material agreement, contract, lease, or license (or series of related agreements, contracts, leases and licenses) outside the Ordinary Course of Business;

(c) no party (including American Liberty) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $100,000 to which American Liberty is a party or by which any of them is bound;

(d) American Liberty has not imposed any Security Interest upon any of its assets, tangible or intangible;

(e) American Liberty has not made any capital expenditures (or series of related capital expenditures) in excess of $100,000;

(f) except as set forth in Section 4.08(f) of the American Liberty Disclosure Schedule, American Liberty has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

(g) American Liberty has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money and capitalized lease obligations either involving more than $10,000 singly or $100,000 in the aggregate;

(h) American Liberty has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

(i) there has been no change made or authorized in the charter or bylaws of American Liberty;

(j) American Liberty has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, other than transactions identified in Form 8-K, Form 10-K or Form 10-Q as previously reported;

(k) except as set forth in Section 4.08(k) of the American Liberty Disclosure Schedule, American Liberty has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(l) American Liberty has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

(m) except as set forth in Section 4.08(m) of the American Liberty Disclosure Schedule, American Liberty has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

(n) American Liberty has not entered into any employment contract, except for the ones entered into with American Liberty’s CEO and CFO, or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

(o) American Liberty has not granted any increase in the base compensation of any of its directors or officers or any of its other employees outside the Ordinary Course of Business;

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(p) American Liberty has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

(q) American Liberty has not made any other change in employment terms for any of its directors, officers, and employees, outside of those made with American Liberty’s CEO and CFO; and

(r) except as set forth in Section 4.08(r) of the American Liberty Disclosure Schedule, American Liberty has not delayed or postponed the payment of accounts payable and other liabilities outside the Ordinary Course of Business;

(s) American Liberty has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

(t) American Liberty has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

(u) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving American Liberty; and

(v) American Liberty has not committed to any of the foregoing.

Section 4.09. Undisclosed Liabilities. American Liberty has no liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against American Liberty giving rise to any liability, except for liabilities set forth on the face of the American Liberty Balance Sheet (rather than in any notes thereto).

Section 4.10. Legal Compliance. Each of American Liberty, its Subsidiaries, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), including all import and export laws relating to its products and business and the payment of all customs duties or other official charges incurred, due or owed by American Liberty or its Subsidiaries, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

Section 4.11. Tax Matters.

(a) American Liberty has NOT filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns that it was required to file. All such Tax Returns were NOT complete and accurate in all material respects. All Taxes owed by American Liberty (whether or not shown on any Tax Return) have been paid. American Liberty is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where American Liberty does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of American Liberty that arose in connection with any failure (or alleged failure) to pay any Tax.

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(b) American Liberty has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c) No director or officer (or employee responsible for Tax matters) of American Liberty expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute, claim, notice or inquiry concerning any Tax liability of American Liberty or its Subsidiaries either claimed or raised by any authority in writing or as to which any of the directors and officers (and employees responsible for Tax matters) of American Liberty has Knowledge based upon personal contact with any agent of such authority. There are no material matters under discussion between American Liberty or its Subsidiaries and any governmental authority regarding claims for additional Taxes or assessments with reference to American Liberty or its Subsidiaries or the business or property of American Liberty or its Subsidiaries.

(d) ~~Section 4.11(d) of the American Liberty Disclosure Schedule lists all federal, state, local, and foreign Tax Returns filed with respect to American Liberty for taxable periods ended on or after October 31, 2012, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. American Liberty has delivered to Avant correct and complete copies of all federal Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by American Liberty or its Subsidiaries since October 31, 2012.~~ American Liberty has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e) American Liberty has not filed consent under Code Section 341(f) concerning collapsible corporations. American Liberty has not made any material payments, is not obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code Section 280G. American Liberty has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). American Liberty has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. American Liberty is not a party to any Tax allocation or sharing agreement. American Liberty (i) has not been a member of an Affiliated Group filing a consolidated federal Tax Return or (ii) has any liability for the Taxes of any Person (other than of American Liberty or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(f) Section 4.11(f) of the American Liberty Disclosure Schedule sets forth estimates of the following information with respect to American Liberty (or, in the case of clause (B) below, with respect to each of the Subsidiaries) as of the most recent practicable date: (A) the basis of American Liberty or Subsidiary in its assets; (B) the basis of the stockholder(s) of the Subsidiary in its stock; (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to American Liberty or Subsidiary; and (D) the amount of any deferred gain or loss allocable to American Liberty or Subsidiary arising out of any Deferred Intercompany Transaction.

(g) The unpaid Taxes of American Liberty (i) did not, as of October 31, 2012, exceed by any material amount the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the American Liberty Balance Sheet (rather than in any notes thereto) and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of American Liberty in filing their Tax Returns.

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Section 4.12. Real Property. Section 4.12 of the American Liberty Disclosure Schedule lists and describes briefly all real property leased or subleased to American Liberty. American Liberty has delivered to Avant correct and complete copies of the leases and subleases listed in Section 4.12 of the American Liberty Disclosure Schedule (as amended to date).

Section 4.13. Intellectual Property.

(a) The Intellectual Property of American Liberty does not interfere with, infringe upon, misappropriate, or violate any Intellectual Property rights of third parties, and none of the directors and officers of American Liberty has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that American Liberty must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of American Liberty.

(b) Section 4.13(b) of the American Liberty Disclosure Schedule identifies each license, sublicense, agreement, or permission granted by American Liberty or its Subsidiaries to any third party relating to Intellectual Property of American Liberty.

Section 4.14. Tangible Assets. The buildings, machinery, equipment, and other tangible assets that American Liberty own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and is suitable for the purpose for which it presently is used .

Section 4.15. Contracts. Section 4.15 of the American Liberty Disclosure Schedule lists the following contracts and other agreements to which American Liberty is a party:

(a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in monthly excess of $5,000;

(b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $5,000;

(c) any agreement concerning a partnership or joint venture;

(d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

(e) any agreement concerning confidentiality or noncompetition;

(f) any agreement, contract or understanding (including any agreement, contract or understanding evidencing any outstanding indebtedness or other similar obligations to American Liberty or its Subsidiaries) with any director, officer, Affiliate or “associate” (as such term is defined in Rule 12b-2 under the Securities Exchange Act) of American Liberty or its Subsidiaries;

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(g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

(h) any collective bargaining agreement;

(i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis;

(j) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

(k) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of American Liberty; or

(l) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000.

American Liberty has delivered to Avant a correct and complete copy of each written agreement listed in Section 4.15 of the American Liberty Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 4.20 of the American Liberty Disclosure Schedule. With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement.

Section 4.16. Notes and Accounts Receivable. All notes and accounts receivable of American Liberty listed on Section 4.21 of the American Liberty Disclosure Schedule are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the American Liberty Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions in the Ordinary Course of Business through the Closing Date. With respect to the accounts receivable listed on Section 4.16 of the American Liberty Disclosure Schedule, no chargeback allowance or cooperative advertising allowance or related liability exists that is not fully and accurately reflected in such accounts receivable.

Section 4.17. Intentionally Omitted.

Section 4.18. Insurance. Section 4.18 of the American Liberty Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) with respect to which American Liberty has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 3 years:

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(a) the name, address, and telephone number of the agent;

(b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

(c) the policy number and the period of coverage;

(d) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

(e) a description of any retroactive premium adjustments or other loss- sharing arrangements.

With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither American Liberty nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof. American Liberty has been covered during the past 3 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4.18 of the American Liberty Disclosure Schedule describes any material self-insurance arrangements affecting American Liberty.

Section 4.19. Litigation. Section 4.19 of the American Liberty Disclosure Schedule sets forth each instance in which American Liberty (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to its Knowledge, is Threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4.19 of the American Liberty Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of American Liberty. American Liberty and the directors and officers (and employees with responsibility for litigation matters) of American Liberty have any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or Threatened against American Liberty.

Section 4.20. Employees. American Liberty has no employees, except as provided for by the agreements entered into with American Liberty’s CEO and CFO.

Section 4.21. Employee Benefits.

(a) American Liberty does not maintain or contribute, or has ever maintained or contributed to any Employee Benefit Plan.

(b) None of American Liberty, its Subsidiaries and the other stockholders of the Controlled Group of Corporations that includes American Liberty contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability, under any Multiemployer Plan.

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(c) American Liberty does not maintain or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

(d) No former employee, officer or director of American Liberty has any outstanding agreement, contract or understanding that provides for bonus payments.

ARTICLE 5

PRE-CLOSING COVENANTS

The Parties agree as follows with respect to the period between the execution of this Reorganization Agreement and the Closing.

Section 5.01. General. Each of the Parties will use his, her or its reasonable Best Efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Reorganization Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 7).

Section 5.02. Notices and Consents. Avant shall give any notices to third parties, and Avant shall use its Best Efforts to obtain any third party consents, that Avant and reasonably may request in connection with the matters referred to in Section 4.03. Each of the Parties will give any notices to, make any filings with, and use its reasonable Best Efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 4.03.

Section 5.03. Operation of Business. Each of (i) Avant, and (ii) Avant and, shall not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, Avant and American Liberty shall not (a) declare, set aside, or pay any dividend or make any distribution with respect to any equity interest or redeem, purchase, or otherwise acquire any of capital stock, (b) become a party to any agreement of the type referred to in Section 4.21 (only with respect to Avant), or (c) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 5.07.

Section 5.04. Preservation of Business. Avant shall keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

Section 5.05. Full Access. Avant shall permit representatives of American Liberty to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of American Liberty, to all premises, properties, Personnel, books, records (including Tax records), contracts, and documents of or pertaining to American Liberty.

Section 5.06. Notice of Developments. Avant and American Liberty will give prompt written notice to the other party of any adverse development causing a breach of any of the representations and warranties in Article 3 or 4, respectively. No disclosure by any Party pursuant to this Section 5.06, however, shall be deemed to amend or supplement the Avant Disclosure Schedule or the American Liberty Disclosure Schedule, as applicable, or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

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Avant Stockholders agree, that until such time, if any, as this Reorganization Agreement is terminated pursuant to Section 8, it shall not, directly or indirectly or shall it authorize or permit any Avant Stockholder, agent of, or any investment banker, attorney, accountant or other advisor or representative of Avant Stockholders to, directly or indirectly through another Person, solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal, or participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, or approve, endorse or recommend any Acquisition Proposal, or enter into any letter of intent, agreement in principle, acquisition agreement or other document or contract contemplating or otherwise relating to an Acquisition Proposal.

For purposes of this Section 5.07, “Acquisition Proposal” means any offer or proposal for (whether or not in writing and whether or not delivered to the stockholders of American Liberty generally), from any Person relating to any issuance or transfer of capital stock of American Liberty that, upon issuance or transfer thereof, will represent, directly or indirectly, a voting majority of the outstanding shares of American Liberty capital stock other than the transactions contemplated by this Reorganization Agreement.

Section 5.07. Filing of Current Report on Form 8-K. Promptly after execution of this Reorganization Agreement, American Liberty shall file a Current Report on Form 8-K with the SEC to report the execution of this Reorganization Agreement.

Section 5.08. Section 16(b) Board Approval. Prior to Closing, the board of directors of American Liberty shall, by resolution duly adopted by such board of directors or a duly authorized committee of “non-employee directors” thereof, approve and adopt, for purposes of exemption from “short-swing” liability under Section 16(b) of the Exchange Act, the acquisition of American Liberty Common Stock at the Effective Time by management of Avant who become, prior to, at, or following the Effective Time of the Merger, management of American Liberty as a result of the exchange of Avant Common Stock in the Merger. Such resolution shall set forth the name of the applicable “insiders” for purposes of Section 16 of the Exchange Act, the number of securities to be acquired by each individual that the approval is being granted to exempt the transaction under Rule 16b-3 under the Exchange Act.

Section 5.09. [INTENTIONALLY OMITTED].

Section 5.10. Change of Name and Trading Symbol. At the Effective Time of the last to occur of the Merger, or as soon thereafter as practicable, and in compliance with the applicable rules and regulations of FINRA, the SEC and the Nevada Revised Statutes, management of American Liberty will use its Best Efforts to change the name of American Liberty to Avant Diagnostics, Inc., or another name selected by the present management of Avant. American Liberty will request FINRA to not change the trading symbol of American Liberty to another symbol that is unique to the new corporate name of American Liberty.

Section 5.11. Information Statement. Promptly after execution of this Reorganization Agreement, American Liberty, with the cooperation and assistance of Avant and its counsel, will prepare and distribute to the holders of American Liberty Common Stock the Information Statement required pursuant to Rule 14f-1 under Regulation 14E of the Exchange Act, describing the Reorganization Agreement provision for a change to the board of directors of American Liberty. The record date for the American Liberty Shareholders entitled to notice of the actions described in the Information Statement shall be the date of mailing the Information Statement.

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At or about the same time, American Liberty, with the cooperation and assistance of Avant and its counsel, will also prepare and distribute to the holders of American Liberty Common Stock the Information Statement required by Regulation 14C pursuant to Section 14c of the Exchange Act.

Section 5.12. Confidentiality.

(a) American Liberty and its shareholders agree that, until the Effective Time:

(1) American Liberty will treat and hold as such all of the Avant Confidential Information, refrain from using any of the Avant Confidential Information except in connection with this Reorganization Agreement, and in the event this Reorganization Agreement is terminated as provided in Article 8, deliver promptly to Avant or destroy, at the request and option of Avant, all tangible embodiments (and all copies) of the Avant Confidential Information, including in electric or magnetic form, which are in his, her or its possession;

(2) in the event that American Liberty is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Avant Confidential Information, that American Liberty will notify Avant promptly of the request or requirement so that Avant may seek an appropriate protective order or waive compliance with the provisions of this Section 5.13(a); and

(3) if, in the absence of a protective order or the receipt of a waiver hereunder, any of American Liberty or its Subsidiary is, on the advice of counsel, compelled to disclose any Avant Confidential Information to any tribunal or else stand liable for contempt, that American Liberty may disclose the Avant Confidential Information to the tribunal; provided, however, that the disclosing party shall use his, her or its reasonable Best Efforts to obtain, at the reasonable request of Avant, an order or other assurance that confidential treatment will be accorded to such portion of the Avant Confidential Information required to be disclosed as Avant shall designate.

(b) Avant Stockholders agree that, until the Effective Time:

(1) Avant Stockholders will treat and hold as such all of the American Liberty Confidential Information, refrain from using any of the American Liberty Confidential Information except in connection with this Reorganization Agreement, and in the event this Reorganization Agreement is terminated as provided in Article 8, deliver promptly to American Liberty or destroy, at the request and option of American Liberty, all tangible embodiments (and all copies) of the American Liberty Confidential Information, including in electric or magnetic form, which are in his, her or its possession;

(2) in the event that Avant Stockholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any American Liberty Confidential Information, that Avant Stockholders will notify American Liberty promptly of the request or requirement so that American Liberty may seek an appropriate protective order or waive compliance with the provisions of this Section 5.13(b); and

(3) if, in the absence of a protective order or the receipt of a waiver hereunder, Avant Stockholders is, on the advice of counsel, compelled to disclose any American Liberty Confidential Information to any tribunal or else stand liable for contempt, Avant Stockholders may disclose the American Liberty Confidential Information to the tribunal; provided, however, that the disclosing party shall use his, her or its reasonable Best Efforts to obtain, at the reasonable request of American Liberty, an order or other assurance that confidential treatment will be accorded to such portion of the American Liberty Confidential Information required to be disclosed as American Liberty shall designate.

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ARTICLE 6

CLOSING COVENANTS

The Parties agree as follows with respect to the Closing.

Section 6.01. General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Reorganization Agreement, each of the Parties will take such further actions (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

Section 6.02. [INTENTIONALLY OMITTED].

Section 6.03. Application to Standard & Poor’s. New management of American Liberty shall promptly make application to the Standard & Poor’s editorial board to approve American Liberty for a full description in Standard & Poor’s Standard Corporation Manual, Standard & Poor’s Daily News Section, coverage of American Liberty as part of the S&P Market Access Program and coverage on Standard & Poor’s Internet Site, www.advisorinsight.com, as well as S&P Marketscope and the S&P Stock Guide database.

Section 6.04. Filing of Amended Form 8-K. Within 71 days after the original report on Form 8-K must be filed, new management of American Liberty will prepare and file with the SEC an amendment to the Form 8-K described in Section 5.08 above that includes the financial statements and pro forma financial information prepared pursuant to Regulation S-X for the periods specified in Rule 3.05(b).

Section 6.05. [INTENTIONALLY OMITTED].

Section 6.06. Intended Federal Income Tax Consequences. This Reorganization Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 368(a)(2)(E) of the Code. From and after the date of this Reorganization Agreement and until the Effective Time, each party shall use its reasonable Best Efforts to cause the Exchange to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Exchange from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, neither American Liberty nor any of its affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Exchange to fail to qualify as reorganization under section 368(a) of the Code.

Section 6.07. Board of Directors of American Liberty. At the Effective Time, the present directors of American Liberty shall have caused the appointment of the Persons designated by Avant and to the board of directors of Avant

Section 6.08. Public Announcements. Subject to the exceptions described in Section 9.01, the initial press release relating to this Reorganization Agreement shall be a joint press release the text of which has been agreed to by each of Avant and American Liberty.

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Section 6.09. Conveyance Taxes. American Liberty shall be liable for and shall hold Avant and the holders of Avant Common Stock who are holders of Avant Common Stock immediately prior to the Effective Time harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Reorganization Agreement. The parties acknowledge that this Section 6.09 is specifically intended to benefit the Avant Stockholders immediately prior to the Effective Time.

ARTICLE 7

CONDITIONS TO OBLIGATION TO CLOSE

Section 7.01. Conditions to Obligation of Avant The obligation of Avant and to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) the representations and warranties set forth in Article 4 shall be true and correct in all material respects at and as of the Closing Date;

(b) Avant shall have performed and complied with all of their Pre Closing Covenants described herein, including the covenants set forth in Article 5;

(c) Avant shall have procured all of the material third party consents specified in Section 5.02;

(d) no action, suit, or proceeding shall be pending or Threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Reorganization Agreement, (ii) cause any of the transactions contemplated by this Reorganization Agreement to be rescinded following consummation, (iii) affect adversely the right of the Avant Stockholders to own American Liberty Common Stock and to control American Liberty, or (iv) affect materially and adversely the right of American Liberty to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(e) American Liberty shall have delivered to Avant a certificate, substantially in the form of Exhibit B, to the effect that each of the conditions specified above in Section 7.01(a)-(d) is satisfied in all respects;

(f) American Liberty shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4.03;

(g) Avant shall have received from counsel to American Liberty and Merger Sub an opinion, substantially in the form of Exhibit E hereto, addressed to Avant and dated as of the Closing Date;

(h) at least ten (10) days prior to the Closing Date, American Liberty has mailed to its stockholders the Information Statement described in Section 5.12;

(i) At Closing, Avant shall have received from American Liberty:

(1) a copy of the articles of incorporation of American Liberty as in effect immediately prior to the Effective Time certified as of a recent date by the secretary of American Liberty;

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(2) certificates, as of the most recent practicable dates, as to the corporate good standing of American Liberty issued by the Secretary of State of the State of Nevada and any other state in which American Liberty is required to be qualified or licensed to transact business, confirming such good standing on or immediately prior to the Closing Date;

(3) a copy of the by-laws of American Liberty in effect on the Closing Date certified by the secretary of American Liberty as of the Closing Date;

(4) resolutions of the board of directors of American Liberty and Merger Sub authorizing and approving all matters in connection with this Reorganization Agreement (including matters set forth in Section 5.08) and the transactions contemplated hereby, certified by the secretary of American Liberty as of the Closing Date;

(5) stock certificates representing the American Liberty Common Stock issuable pursuant to Article 2 upon presentation of the Avant Common Stock and Transmittal Letter;

(6) such other documents as Avant may reasonably request;

(j) all actions to be taken by American Liberty in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Avant.

Avant may waive any condition specified in this Section 7.01 if it executes a writing so stating at or prior to the Closing.

Section 7.02 Conditions to Obligation of American Liberty. The obligation of American Liberty to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) the representations and warranties set forth in Article 3 shall be true and correct in all material respects at and as of the Closing Date;

(b) Avant shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Reorganization Agreement or (ii) cause any of the transactions contemplated by this Reorganization Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(d) Avant shall have delivered to American Liberty a certificate, substantially in the form of Exhibit C, to the effect that each of the conditions specified above in Section 7.02(a)-(c) is satisfied in all respects;

(e) the Parties and American Liberty shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4.03;

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(f) all actions to be taken by Avant in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to American Liberty.

(g) American Liberty shall have received from counsel to Avant an opinion, substantially in the form of Exhibit F hereto, addressed to American Liberty and dated as of the Closing Date;

(h) At Closing, American Liberty shall have received from Avant:

(1) a certified copy of the organizational documents of Avant as in effect immediately prior to the Effective Time certified as of a recent date by the secretary of Avant;

(2) certificates, as of the most recent practicable dates, as to the existence and good standing of Avant issued by the Secretary of State of the State of Nevada and any other state in which Avant is required to be qualified or licensed to transact business, confirming such good standing on or immediately prior to the Closing Date;

(3) a copy of the articles of incorporation of Avant in effect on the Closing Date certified by a duly authorized officer of Avant as of the Closing Date;

(4) resolutions of Avant, authorizing and approving all matters in connection with this Reorganization Agreement and the transactions contemplated hereby, certified by the secretary of Avant as of the Closing Date;

(5) the Avant Common Stock pursuant to Section 2.06;

(6) a Transmittal Letter for each Certificate; and

(7) such other documents as American Liberty may reasonably request;

(i) The period of time in which the Avant Stockholders may perfect appraisal rights, if any, with respect to the Merger shall have expired, and Dissenting Avant Stockholders shall constitute not more than 2% of the Avant Common Stock outstanding immediately prior to the Effective Time.

American Liberty may waive any condition specified in this Section 7.02 if it executes a writing so stating at or prior to the Closing.

ARTICLE 8

TERMINATION

Section 8.01. Termination. This Reorganization Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.01(b) through 8.01(e) by written notice by the terminating party to the other party).

(a) by mutual written consent of American Liberty and Avant;

(b) by either American Liberty or Avant if the Merger shall not have been consummated by the thirtieth day after the date of this Reorganization Agreement (such date as it may be extended in accordance with this Section 8.01(b), the “Outside Date”), which date may be extended by mutual written consent of American Liberty, Merger Sub and Avant provided that all conditions to the Closing of the Merger set forth in Article 7 shall have been satisfied, other than those that by their nature can be satisfied only at Closing; provided that the right to terminate this Reorganization Agreement under this Section 8.01(b) shall not be available to any party whose material breach of this Reorganization Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date;

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(c) by either American Liberty or Avant if a Governmental Body of competent jurisdiction shall have enacted a Legal Requirement or issued a nonappealable final order, decree, regulation or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

(d) by American Liberty, following a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Avant set forth in this Reorganization Agreement, which breach or failure to perform (i) would cause any of the conditions set forth in Section 7.02 not to be satisfied, and (ii) if curable, shall not have been cured prior to the earlier of five (5) days following receipt by Avant of written notice from American Liberty of such breach or failure to perform on the Outside Date;

(e) by Avant, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of American Liberty or Merger Sub set forth in this Reorganization Agreement, which breach or failure to perform (i) would cause any of the conditions set forth in Section 7.01 not to be satisfied, and (ii) if curable, shall not have been cured prior to the earlier of twenty (20) days following receipt by American Liberty of written notice from Avant of such breach or failure to perform from Avant or the Outside Date; or

Section 8.02. Effect of Termination. In the event of termination of this Reorganization Agreement as provided in Section 8.01, this Reorganization Agreement shall immediately become void and there shall be no liability or obligation on the part of American Liberty, Avant, Merger Sub or their respective officers, directors, partners, stockholders or affiliates; provided that (i) any such termination shall not relieve any party from liability for any breach of this Reorganization Agreement, fraud or knowing misrepresentation and (ii) the provisions of Section 5.13 (Confidentiality), Section 8.02 (Effect of Termination), Section 8.03 (Fees and Expenses) and Article 9 (Miscellaneous) (to the extent applicable to such surviving sections) of this Reorganization Agreement and the Confidentiality Agreements shall remain in full force and effect and survive any termination of this Reorganization Agreement.

Section 8.03. Fees and Expenses. Except as set forth in this Section, all fees and expenses incurred in connection with this Reorganization Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger are consummated; provided, however, that American Liberty shall pay all fees and expenses, including accountants’ and attorneys’ fees, incurred with respect to the printing, filing and mailing of the Information Statement (including any related preliminary materials) and any amendments or supplements thereto.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Reorganization Agreement prior to the Closing without the prior approval of American Liberty and Avant, provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable Best Efforts to advise the other Parties prior to making the disclosure).

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Section 9.02. No Third Party Beneficiaries. This Reorganization Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

Section 9.03. Entire Agreement. This Reorganization Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof, except for any Confidentiality Agreement by and between American Liberty and Avant.

Section 9.04. Succession and Assignment. This Reorganization Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Reorganization Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of American Liberty and Avant.

Section 9.05. Counterparts. This Reorganization Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

Section 9.06. Headings. The section headings contained in this Reorganization Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Reorganization Agreement.

Section 9.07. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by (a) confirmed facsimile; (b) overnight delivery; or (c) registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

if to American Liberty and Merger Sub:

American Liberty Petroleum Corp.

11251 Richmond Avenue, Suite F101,

Houston, Texas 77082

Attn: Robert C. Rhodes, Chairman & CEO

Telephone: (281) 435 - 3917

Email: robert.rhodes@rhodes-holdings.com

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with a copy to (which shall not constitute notice to American Liberty):

Joel Pensley, Esq.

201 East 66th street, Suite 3M

New York, New York 10065

Telephone: (917) 302-6505

Facsimile: (212) 898-1266

Email: joel@pensley.com

if to Avant:

Avant Diagnostics, Inc.

8561 East Anderson Drive, Suite 104

Scottsdale, Arizona 85225

Attn: Steven Scott, Chief Executive Officer

Telephone: (480) 478-6660

Facsimile: (480) 414-5566

Email: sscott@issuerscap.com

with a copy to (which shall not constitute notice to Avant):

Sonfield & Sonfield

2500 Wilcrest Drive, Suite 300

Houston, Texas 77042

Attn: Robert L. Sonfield, Jr., Esq.

Telephone: (713) 877-8333

Facsimile: (713) 877-1547

Email: Robert@sonfield.com

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

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Section 9.08. Governing Law. This Reorganization Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

Section 9.09. Amendments and Waivers. No amendment of any provision of this Reorganization Agreement shall be valid unless the same shall be in writing and signed by Avant and American Liberty. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 9.10. Severability. Any term or provision of this Reorganization Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 9.11. Expenses. Each of the Parties will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Reorganization Agreement and the transactions contemplated hereby.

Section 9.12. Construction. The Parties have participated jointly in the negotiation and drafting of this Reorganization Agreement. In the event an ambiguity or question of intent or interpretation arises, this Reorganization Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Reorganization Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

Section 9.13. Incorporation of Exhibits and Schedules. The Exhibits, Annexes, and Schedules identified in this Reorganization Agreement are incorporated herein by reference and made a part hereof.

Section 9.14. Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Reorganization Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Reorganization Agreement and to enforce specifically this Reorganization Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 9.15 below), in addition to any other remedy to which they may be entitled, at law or in equity.

Section 9.15. Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Houston, Texas, in any action or proceeding arising out of or relating to this Reorganization Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Reorganization Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.07 above. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

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Section 9.16 Indemnification; Remedies.

(a) American Liberty will indemnify and hold harmless Avant, the Avant Stockholders, and their respective controlling Persons, and affiliates (collectively, the “Avant Indemnified Persons”) for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (excluding incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, involving a third-party claim (collectively, “Avant Damages”), arising, directly from any breach of any representation or warranty made by American Liberty in this Reorganization Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule, or any other certificate or document delivered by American Liberty pursuant to this Reorganization Agreement.

(b) Avant will indemnify and hold harmless American Liberty, the American Liberty Stockholders, and their respective controlling Persons, and affiliates (collectively, the “American Liberty Indemnified Parties”) for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (excluding incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, involving a third-party claim (collectively, “American Liberty Damages”), arising, directly from any breach of any representation or warranty made by American Liberty in this Reorganization Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule, or any other certificate or document delivered by American Liberty pursuant to this Reorganization Agreement.

(c) The right to indemnification, payment of Damages or other remedy based on such representations, warranties does not include any loss, liability, claim or damage that is the subject to any investigation conducted with respect to, or any Knowledge of any of the Indemnified Persons acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

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EXECUTION PAGE FOLLOWS

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Execution Page

AGREEMENT AND PLAN OF REORGANIZATION

among

American Liberty Petroleum Corp.

(a Nevada corporation)

AVANT ACQUISITION CORP.

(a Nevada corporation)

AVANT DIAGNOSTICS, INC.

a Nevada corporation

and

THE STOCKHOLDERS OF AVANT DIAGNOSTICS, INC.

DATED AS OF DECEMBER 29, 2014

IN WITNESS WHEREOF, the Parties have executed this Reorganization Agreement as of the date first above written.

American Liberty Petroleum Corp. a Nevada corporation By: /S/ Robert C. Rhodes Robert C. Rhodes, Chief Executive Officer	AVANT DIAGNOSTICS, INC. A Nevada corporation By: /S/ Steven Scott Steven Scott, Chief Executive Officer

Avant Acquisition Corp.
a Nevada corporation

By: /S/ Robert C. Rhodes Robert C. Rhodes, Chief Executive Officer

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